UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	September 16, 2016

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of principal executive offices)	(Zip Code)

(817) 872-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 16, 2016, Tandy Leather Factory, Inc. executed a Promissory Note with BOKF, NA dba Bank of Texas (“BOKF”), pertaining to the existing line of credit facility provided by BOKF to the Company of up to $6,000,000.  The purpose of the Promissory Note is to extend the maturity date thereunder from September 18, 2016 to September 18, 2018.  All other terms remain unchanged.

The Promissory Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement.

     Further, on September 16, 2016, the company executed a Promissory Note with BOKF, pursuant to which BOFK agreed to increase the existing line of credit facility to the Company from up to $10,000,000 to up to $15,000,000 for the purpose of purchasing the Company’s common stock.  The Promissory Note also extends the draw period to August 25, 2017, during which time the Company will make interest only payments monthly.  On August 25, 2017, the principal balance will be rolled into a 4-year term note which matures September 25, 2021.  All other terms remain unchanged.

The Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 21, 2016	By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer